EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
------------------------------



  Name of Corporation                         State of Incorporation
  -------------------                         ----------------------

  Dutterer's of Manchester Corporation              Maryland

  TWB Gourmet Foods, Inc.                           Virginia


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